UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2020

OMEROS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Washington	001-34475	91-1663741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Elliott Avenue West Seattle, WA		98119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 676-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	OMER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2020, the board of directors of Omeros Corporation (the “Company”), upon recommendation of the Nominating and Governance Committee of the Company’s board of directors, increased the number of its directors to nine and appointed Kurt Zumwalt as a director, effective as of February 10, 2020. Mr. Zumwalt’s initial term will expire at the Company’s 2020 annual meeting of shareholders or his earlier resignation or removal.

Mr. Zumwalt, 51, served as treasurer at Amazon.com, Inc. from 2014 until August 2019, where he led global cash and portfolio management, debt financing, foreign exchange, insurance and treasury-related technology infrastructure. Prior to joining Amazon.com as assistant treasurer in 2004, he served in various financial and treasury roles at PACCAR, ProBusiness Services, Wind River Systems and Intel Corporation. He also serves on the board of directors of the United States Tennis Association and of the USTA Foundation. Mr. Zumwalt received a B.A. in economics and political science from the University of Pennsylvania and an M.B.A. in finance and accounting from the University of Washington.

Pursuant to the Company’s non-employee director compensation policy Mr. Zumwalt was granted a stock option to purchase 15,000 shares of the Company’s common stock on the date of his appointment. Mr. Zumwalt will be indemnified by the Company pursuant to the terms of the Company’s standard form of director indemnification agreement.

In addition, the Company entered into a consulting agreement with Mr. Zumwalt effective February 10, 2020, pursuant to which Mr. Zumwalt will provide consulting services to the Company, primarily focused on the further development of the Company’s relationships with major banks and financial institutions. For his services under the consulting agreement, Mr. Zumwalt received a stock option to purchase 11,750 shares of the Company’s common stock, which will vest in equal monthly installments over one year, provided that Mr. Zumwalt continues to be a “service provider” to the Company, as defined in the Omeros Corporation 2017 Omnibus Incentive Compensation Plan. Mr. Zumwalt is not party to any other understanding or arrangement in connection with his appointment as a director.

Mr. Zumwalt has not yet been appointed to any committee of the board of directors. Mr. Zumwalt has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K; however, the Audit Committee of the board of directors reviewed and approved the consulting relationship between Mr. Zumwalt and the Company pursuant to the Company’s Related Persons Transaction Policy.

Item 7.01 Regulation FD Disclosure.

On February 11, 2020, the Company issued a press release announcing Mr. Zumwalt’s appointment and consulting relationship. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits. (d) Exhibits.
Exhibit Number	Description
99.1	Press release, dated February 11, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEROS CORPORATION

Date: February 11, 2020	By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer and
Chairman of the Board of Directors